Exhibit 10.3

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE BORROWER.

XG TECHNOLOGY, INC.

SENIOR NOTE

Issuance Date: as of January 29, 2016	$1,500,000

FOR VALUE RECEIVED, XG TECHNOLOGY, INC., a Delaware corporation, with its principal place of business at 240 South Pineapple Avenue, Suite 701, Sarasota, Florida, 34236 (referred to herein as "Borrower"), hereby unconditionally agrees and promises to pay to the order of INTEGRATED MICROWAVE TECHNOLOGIES, LLC, a Delaware limited liability company with its principal place of business c/o SKYVIEW CAPITAL, LLC, 2000 Avenue of the Stars, Suite 810-N, Los Angeles, CA 90067 (“IMT”), and/or its successors and assigns (together with IMT, collectively, the “Holder”), or such other place as the Holder may from time to time designate, in lawful money of the United States of America, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND ($1,500,000) DOLLARS (the “Principal Indebtedness”), together with interest on the outstanding Principal Indebtedness evidenced by this Deferred Payment Note at the Interest Rate (as defined below).

Unless otherwise expressly defined in this Deferred Payment Note, all capitalized terms used herein shall have the same meaning as assigned to them in the Asset Purchase Agreement, dated as of January 29, 2016, between Borrower and IMT (the “Purchase Agreement”). In the event of a conflict between the terms of this Deferred Payment Note and the Purchase Agreement, then the terms of the Purchase Agreement shall govern. This note is the Deferred Payment Note being issued by the Borrower under the Purchase Agreement.

1.   Principal Indebtedness of the Deferred Payment Note. The unpaid Principal Indebtedness advanced under the Purchase Agreement (the “Deferred Payment Note”), together with any accrued and unpaid interest at the Interest Rate thereon shall be due and payable on the earliest to occur of (a) the occurrence and continuation of an Event of Default (as defined herein), or (b) July 29, 2017 (the “Maturity Date”).

2.   Interest. Interest shall be payable on the outstanding Principal Indebtedness (“Interest”) at the rate of six (6%) percent per annum (the “Interest Rate”) and shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. Interest shall be payable in cash, semi-annually in arrears, commencing 90 days following the Issuance Date.

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3.   Default Interest Rate. During any period in which an Event of Default has occurred and is continuing, Interest shall accrue on the outstanding Principal Indebtedness at the rate per annum equal to twelve (12%) percent (the “Default Interest Rate”), compounded monthly; provided, however, that in no event shall Borrower be obligated to pay Interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

4.   Fundamental Events.

4.1	The Borrower shall give IMT notice of any Fundamental Event (as defined below) not later than twenty (20) Business Days prior to the date on which such Fundamental Event occurs (“Fundamental Event Notice”) and such notice shall describe the material terms of the Fundamental Event. Within thirty (30) Business Days of receiving the Fundamental Event Notice, IMT may call upon the Borrower to pay to IMT the Fundamental Event Amount by providing the Borrower with a notice calling for such payment (“Payment Notice”). Borrower shall pay to IMT the Fundamental Event Amount in cash within thirty (30) days of the occurrence of such Fundamental Event. The payment of the Fundamental Event Amount shall be deemed as a full and complete redemption and discharge of the Deferred Payment Note.

4.2	For purposes of this Deferred Payment Note, “Fundamental Event” shall mean any of the following matters:

4.2.1	Any loans or advances to, or any acquisition of any stock, other securities or assets of, any subsidiary or other corporation, partnership, or other entity in excess of $1,000,000 in cash, unless such entity is a wholly-owned subsidiary of the Borrower at the time of such transaction.

4.2.2	Any incurrence or guarantee of indebtedness that would rank senior to the Deferred Payment Note, other than incurrence of indebtedness from current holders of securities of the Borrower, indebtedness that is convertible into common stock of the Borrower, or indebtedness used for the purpose of repaying the Initial Payment Note.

4.2.3	Any incurrence or guarantee of any indebtedness in excess of $500,000 that would rank pari passu or be subordinated to the Deferred Payment Note, other than incurrence of indebtedness from current holders of securities of the Borrower, indebtedness that is convertible into common stock of the Borrower, or indebtedness used for the purpose of repaying the Initial Payment Note.

4.2.4	Change of Control.

4.2.5	Any material change to the principal business of the Borrower.

4.2.6	Any distributions or dividends.

Any of the above shall not be considered a “Fundamental Event,” should the Borrower request a waiver and consent from IMT to affect such event, such waiver and consent to not be unreasonably withheld by IMT.

For purposes of this Deferred Payment Note, “Fundamental Event Amount” means the outstanding principal balance of the Deferred Payment Note, plus any accrued interest thereon on the date of payment.

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 For purposes of this Deferred Payment Note, “Change of Control” means (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding Common Stock of the Borrower; (ii) the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Borrower (a “Business Combination”), unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Stock of the Borrower immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the ownership interest of the entity resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination; or (iii) the individuals and entities who were the beneficial owners of the Common Stock of the Borrower immediately after the date hereof no longer have the ability to name at least a majority of the members of the Board of Directors of the Borrower.

5.   Events of Defaults. The Holder is hereby authorized to declare all or any part of the entire outstanding Principal Indebtedness of this Deferred Payment Note plus all Interest accrued thereon (the “Indebtedness”) immediately due and payable upon the occurrence and during the continuation of any of the following events (each, an “Event of Default”):

(a)          the failure of Borrower to pay the entire Principal Indebtedness of this Deferred Payment Note and all accrued Interest hereon on the applicable Maturity Date, which failure is not cured by Borrower within five (5) Business Days after written notice of such failure to pay has been given by the Holder to Borrower; or

(b)          the breach by Borrower of any material covenant or agreement on its part to be performed under the Purchase Agreement or any document, instrument or agreement executed and delivered in connection with the transactions contemplated by the Purchase Agreement, which breach, if capable of being cured, is not cured by Borrower within thirty (30) days after written notice of such breach describing in reasonable detail the nature of the alleged breach has been given by Holder to Borrower; or

(c)          the filing by Borrower of any petition for relief under the United States Bankruptcy Code or any similar federal or state statute, or Borrower’s consent to or acquiescence in any such filing by a third party, or Borrower shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(d)          the making by Borrower of an application for the appointment of a custodian, trustee or receiver for, or of a general assignment for the benefit of creditors by, Borrower, or Borrower’s consent to or acquiescence in any such application by a third party or Borrower shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(e)          the insolvency of Borrower or the failure of Borrower generally to pay its debts as such debts become due; or

(f)          the dissolution, winding up, or termination of the business or cessation of operations of Borrower (including any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Borrower pursuant to the provisions of Borrower’s charter documents), or Borrower shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(g)          the occurrence of any “Event of Default” under and as defined in any document, instrument or agreement executed and delivered in connection with the transactions contemplated by the Purchase Agreement that has not been cured within any applicable cure period or waived by the Holder.

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6.   Prepayment. All payments shall be applied first to Interest and then to Principal Indebtedness. Borrower shall be permitted to prepay any amounts contemplated under this Deferred Payment Note in full or in part prior to the Maturity Date, provided that each partial prepayment shall be applied to the remaining Installments in the inverse order of maturity.

7.   Governing Law. The provisions of this Deferred Payment Note shall be construed according to the internal substantive laws of the State of New York without regard to conflict of laws principles. If any provision of this Deferred Payment Note is in conflict with any statute or rule of law of the State of New York or is otherwise unenforceable for any reason whatsoever, then such provision shall be deemed to be restated so that it may be enforced to the fullest extent permitted by law, and the remainder of this Deferred Payment Note shall remain in full force and effect.

8.   Acceleration. It is agreed that time is of the essence in the performance of this Deferred Payment Note. Upon the occurrence and during the continuation of an Event of Default under this Deferred Payment Note that is not cured within the applicable cure period, if any, set forth in herein, the Holder shall have the right and option to declare, without notice, all the remaining indebtedness of unpaid principal and interest evidenced by this Deferred Payment Note immediately due and payable; provided, however, that upon the occurrence of an Event of Default described in Section 5.1(c), 5.1(d), 5.1(e) or 5.1(f), the principal of and accrued interest and all other amounts due and owing under this Deferred Payment Note (if not then due and payable) shall become due and payable immediately, without presentment, demand, notice, protest, declaration or any other requirement of any kind, all which Borrower expressly waives.

9.   Right of Set-off.  In the event the Borrower is entitled to recover from IMT any damages or financial compensation arising out of a breach of the Purchase Agreement, the Borrower is hereby authorized to set off and apply any and all such damages and other obligations at any time owing by IMT to the Borrower, as a direct consequence of such breach of the Purchase Agreement, to the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Deferred Payment Note.

10.   Fees. If this Deferred Payment Note is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection, Borrower shall pay all reasonable costs of collection including reasonable attorneys’ fees.

11.   Waivers. Borrower hereby waives diligence, presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Deferred Payment Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

12.   Transfer. This Deferred Payment Note may be transferred or assigned, in whole or in part, by the Holder at any time subject to the limitations set forth in the Purchase Agreement and herein; provided written notice of such transfer or assignment has been delivered to Borrower. The term “Holder” as used herein shall also include any transferee of this Deferred Payment Note. Each transferee of this Deferred Payment Note acknowledges that this Deferred Payment Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

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13.   Obligations. The obligation of Borrower to repay the Principal Indebtedness under this Deferred Payment Note, together with all Interest accrued thereon, is absolute and unconditional.

14.   Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery at the addresses specified in Section 8.02 of the Purchase Agreement.

15.   Borrower acknowledges that Holder’s willingness to issue this Deferred Payment Note is based on the facts represented to Holder by Borrower as set forth in the Purchase Agreement.

HOLDER AND BORROWER IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST HOLDER OR BORROWER IN RESPECT OF THIS DEFERRED PAYMENT NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS DEFERRED PAYMENT NOTE. BORROWER ACKNOWLEDGES THAT THE INDEBTEDNESS EVIDENCED BY THIS DEFERRED PAYMENT NOTE IS PART OF A COMMERCIAL TRANSACTION.

IN WITNESS WHEREOF, this Deferred Payment Note has been executed by Borrower as of the day and year first set forth above.

XG TECHNOLOGY, INC.

By:	/s/ Roger Branton
Name: Roger Branton
Title: CFO

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